Exhibit 10.4

COMPANY HOLDERS SUPPORT AGREEMENT

This Company Holders Support Agreement (this “Agreement”), dated as of January 12, 2021, is entered into by and among Hudson Executive Investment Corp., a Delaware corporation (“Acquiror”), Groop Internet Platform, Inc. (d/b/a Talkspace), a Delaware corporation (the “Company”) and certain of the stockholders of the Company, whose names appear on the signature pages of this Agreement (such stockholders, the “Stockholders”, and Acquiror, the Company and the Stockholders, each a “Party”, and collectively, the “Parties”).

RECITALS

WHEREAS, concurrently herewith, Acquiror, the Company, Tailwind Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of Acquiror (“First Merger Sub”), and Tailwind Merger Sub II, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Acquiror (“Second Merger Sub”), are entering into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein), (i) First Merger Sub will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger; and (ii) immediately following the First Merger and as part of the same overall transaction of the First Merger, the Company will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving entity of the Second Merger;

WHEREAS, as of the date hereof, each Stockholder is the sole record owner and “beneficial owner” (as such term is used herein, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of, and has the sole power to dispose of and vote (or direct the voting of), the number of shares of Company Stock set forth opposite such Stockholder’s name on Schedule 1 attached hereto (collectively, with respect to each Stockholder, such Stockholder’s “Owned Shares”, and such Owned Shares, together with (1) any additional shares of Company Stock (or any securities convertible into or exercisable or exchangeable for Company Stock) in which such Stockholder acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities and (2) any additional shares of Company Stock with respect to which such Stockholder has the right to vote through a proxy, the “Covered Shares”);

WHEREAS, upon the consummation of the First Merger, each of the following agreements will terminate: (i) that certain Sixth Amended and Restated Investors’ Rights Agreement, dated as of May 15, 2019, by and among the Company, the Investors and the Key Holders (as such terms are defined therein) (the “Investors’ Rights Agreement”), (ii) that certain Sixth Amended and Restated Voting Agreement, dated as of May 15, 2019, by and among the Company, the Investors and the Key Holders (as such terms are defined therein) (the “Voting Agreement”), (iii) that certain Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of May 15, 2019, by and among the Company, the Investors and the Key Holders (as such terms are defined therein) (the “ROFR Agreement”) and (iv) that certain Management Rights Letter Agreement, dated as of May 15, 2019, by and between the Company and Revolution Growth III, LP (the “Revolution Side Letter” and, together with the Investors’ Rights Agreement, the Voting Agreement and the ROFR Agreement, the “Investment Agreements”); and

WHEREAS, as a condition and inducement to the willingness of Acquiror to enter into the Merger Agreement, the Company and the Stockholders are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Acquiror, the Company and each Stockholder hereby agree as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 3 and the last paragraph of this Section 1, the Stockholder, solely in his, her or its capacity as a stockholder or proxy holder of the Company, irrevocably and unconditionally agrees to validly execute and deliver to the Company in respect of all of the Stockholder’s Covered Shares, as soon as reasonably practicable after the Registration Statement is declared effective under the Securities Act and delivered or otherwise made available to the stockholders of Acquiror and the Company, and in any event within forty-eight (48) hours after the Registration Statement is declared effective and delivered or otherwise made available to the stockholders of Acquiror and the Company, a written consent in respect of all of the Stockholder’s Covered Shares approving the Merger Agreement and the Transactions. In addition, prior to the Termination Date (as defined herein), the Stockholder, in his, her or its capacity as a stockholder or proxy holder of the Company, irrevocably and unconditionally agrees that, at any other meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of stockholders of the Company, such Stockholder shall, and shall cause any other holder of record of any of such Stockholder’s Covered Shares to:

(a) when such meeting is held, appear at such meeting or otherwise cause the Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Stockholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by such Stockholder) in favor of the Transactions and the adoption of the Merger Agreement and any other matters necessary or reasonably requested by the Company for consummation of the Transactions;

(c) in any other circumstances upon which a consent or other approval is required under the Company’s Governing Documents or the Investment Agreements or otherwise sought with respect to the Merger Agreement or the Transactions, including adopting and approving the Pre-Closing Restructuring Plan and the transactions contemplated thereby, vote, consent or approve (or cause to be voted, consented or approved) all of such Stockholder’s Covered Shares held at such time in favor thereof;

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(d) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Stockholder’s Covered Shares against (i) any Business Combination Proposal or any proposal relating to a Business Combination Proposal (in each case, other than the Transactions); (ii) any merger agreement or merger (other than the Merger Agreement and the Mergers), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company; and (iii) against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or any Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement or (C) result in any of the conditions set forth in Section 10.02 of the Merger Agreement not being fulfilled.

The obligations of each Stockholder specified in this Section 1 shall apply whether or not the Transactions are recommended by the Board of Directors of the Company or the Board of Directors of the Company has previously recommended the Transactions but changed such recommendation.

2. No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that such Stockholder shall not (i) enter into any voting agreement or voting trust with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

3. Termination. This Agreement shall terminate upon the earliest of (i) the First Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) the time this Agreement is terminated upon the mutual written agreement of the Company, Acquiror and the Stockholder (the earliest such date under clause (i), (ii) and (iii) being referred to herein as the “Termination Date”) and the representations, warranties, covenants and agreements contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement; provided, that the provisions set forth in Sections 10 through 21 shall survive the termination of this Agreement.

4. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants (severally and not jointly as to itself only) to the Acquiror as follows:

(a) Such Stockholder is the sole record owner and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to or has a valid proxy to vote, such Stockholder’s Covered Shares, free and clear of any Liens (other than as created by this Agreement or the organizational documents of the Company (including, for the purposes hereof, any agreements between or among stockholders of the Company)). As of the date hereof, other than the Owned Shares set forth opposite such Stockholder’s name on Schedule 1, such Stockholder does not own beneficially or of record any shares of Company Stock (or any securities convertible into shares of Company Stock) or any interest therein.

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(b) Such Stockholder in each case except as provided in this Agreement, the Investment Agreements or the Governing Documents of the Company, (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein whether by ownership or by proxy, in each case, with respect to such Stockholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust, and has no knowledge and is not aware of any such voting agreement or voting trust in effect with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

(c) Such Stockholder affirms that (i) if the Stockholder is a natural person, he or she has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby, and (ii) if the Stockholder is not a natural person, (A) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (B) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, subject to the due execution and delivery of this Agreement by each other Party, constitutes a legally valid and binding agreement of such Stockholder enforceable against the Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws or other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Stockholder from, or to be given by such Stockholder to, or be made by such Stockholder with, any Governmental Authority in connection with the execution, delivery and performance by such Stockholder of this Agreement, the consummation of the transactions contemplated hereby or the Transactions.

(e) The execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation of the transactions contemplated hereby and the Transactions will not, constitute or result in (i) a breach or violation of, or a default under, the Governing Documents of such Stockholder (if such Stockholder is not a natural person), (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or

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acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Stockholder pursuant to any Contract binding upon such Stockholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 4(d), under any applicable Law to which such Stockholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon such Stockholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby or the Transactions.

(f) As of the date of this Agreement, there is no Action pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder that, in any manner, questions the beneficial or record ownership of the Stockholder’s Covered Shares or the validity of this Agreement, or challenges or seeks to prevent, enjoin or materially delay the performance by such Stockholder of its obligations under this Agreement.

(g) The Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and based on such information as the Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Stockholder acknowledges that Acquiror and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Stockholder acknowledges that the agreements contained herein with respect to the Covered Shares held by the Stockholder are irrevocable.

(h) Such Stockholder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Stockholder contained herein.

(i) No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Acquiror or the Company is or could be liable in connection with the Merger Agreement or this Agreement or any of the respective transactions contemplated hereby or thereby, in each case based upon arrangements made by such Stockholder in his, her or its capacity as a stockholder or, to the knowledge of such Stockholder, on behalf of such Stockholder in his, her or its capacity as a stockholder.

5. Certain Covenants of the Stockholders. Except in accordance with the terms of this Agreement, each Stockholder hereby covenants and agrees as follows:

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(a) No Solicitation. Subject to Section 6 hereof, prior to the Termination Date, the Stockholder shall not take, and, to the extent applicable, shall direct its Affiliates and Representatives not to take, whether directly or indirectly, any action to (i) solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or knowingly encourage, respond to, or provide information to, any Person (other than Acquiror, the Company and/or any of their respective Affiliates or Representatives) concerning any Acquisition Transaction, (ii) commence, continue or renew any due diligence investigation regarding, or that is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral, with respect to, or which is reasonably likely to give rise to or result in, an Acquisition Transaction, (iii) solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond to, provide information to or commence due diligence with respect to, any Person (other than Acquiror, the Company and/or any of their respective Affiliates or Representatives) concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any Business Combination Proposal other than with Acquiror, the Company and their respective Affiliates and Representatives; provided, that, in the case of clauses (ii) and (iii), the execution, delivery and performance of this Agreement and the transactions contemplated hereby shall not be deemed a violation of this Section 5(a). Such Stockholder shall, and shall direct its Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, an Acquisition Proposal or a Business Combination Proposal.

Notwithstanding anything in this Agreement to the contrary, (i) such Stockholder shall not be responsible for the actions of the Company or the Board of Directors of the Company (or any committee thereof), any subsidiary of the Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (collectively, the “Company Related Parties”), (ii) such Stockholder makes no representations or warranties with respect to the actions of any of the Company Related Parties, and (iii) any breach by the Company of its obligations under Section 9.03 of the Merger Agreement shall not be considered a breach of this Section 5(a) (it being understood that, for the avoidance of doubt, such Stockholder or his, her or its Representatives (other than any such Representative that is a Company Related Party) shall remain responsible for any breach by such Stockholder or his, her or its Representatives of this Section 5(a)).

(b) Each Stockholder hereby agrees, prior to the Termination Date, not to (except in each case pursuant to the Merger Agreement), (i) directly or indirectly, (a) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or (b) enter into any Contract or option with respect to the Transfer of, any of such Stockholder’s Covered Shares, or (ii) publicly announce any intention to effect any transaction specified in clauses (a) or (b), or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of the Stockholder or to another Stockholder of the Company that is a party to this Agreement and bound by the terms and obligations hereof (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Acquiror, to assume all of the obligations of the Stockholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 5(b) shall not relieve the Stockholder of its obligations under this Agreement. Any Transfer in violation of this Section 5(b) with respect to the Stockholder’s Covered Shares shall be null and void.

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(c) Each Stockholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

(d) Binding Effect of Merger Agreement. Each Stockholder hereby acknowledges that it has read the Merger Agreement and this Company Holders Support Agreement and has had the opportunity to consult with its tax and legal advisors. Each Stockholder shall be bound by and comply with Section 9.05 (Confidentiality; Publicity) of the Merger Agreement (and any relevant definitions contained in any such sections) as if such Stockholder was an original signatory to the Merger Agreement with respect to such provisions.

(e) Closing Date Deliverables. On the Closing Date, each Stockholder that is requested by the Company to execute the Registration Rights Agreement shall deliver to Acquiror and the Company a duly executed copy of the Registration Rights Agreement, in substantially the form attached as Exhibit C to the Merger Agreement.

(f) Drag-Along Rights. Each Stockholder shall take, or cause to be taken, all actions, and cooperate with other parties, to exercise the drag-along rights set forth in Section 3 of the Voting Agreement with respect to the Mergers.

(g) No Challenges. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against any of the Acquiror Parties, the Company or any of their respective successors or directors, challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement. Each stockholder hereby irrevocably and unconditionally waives, and agrees not to assert, exercise or perfect (or attempt to exercise, assert or perfect) any rights of appraisal or rights to dissent from the Mergers or quasi-appraisal rights that it may at any time have under applicable Laws, including Section 262 of the DGCL.

(h) Termination of Stockholder Agreements. Each Stockholder, by this Agreement with respect to its Covered Shares, severally and not jointly, hereby agrees to terminate, subject to and effective immediately prior to the Closing, (a) all Contracts to which such Stockholder is party that are set forth on Section 5.25 of the Company Disclosure Letter, including the Investment Agreements (collectively, the “Stockholder Agreements”); and (b) any rights under any letter or agreement providing for redemption rights, put rights, purchase rights or other similar rights not generally available to stockholders of the Company (clauses (a) and (b), collectively, the “Terminating Rights”) between such Stockholder and the Company, but excluding, for the avoidance of doubt, (i) any rights such Company Stockholder may have that relate to any commercial or employment agreements or arrangements between such Company Stockholder and the Company or any Subsidiary thereof, which shall survive the Closing in accordance with their terms, and (ii) any indemnification, advancement of expenses and exculpation rights of any Company Stockholder or any of its Affiliates set forth in the foregoing documents, which shall survive the Closing in accordance with their terms. In connection with the foregoing, the Company hereby represents and warrants to the Acquiror that consent of the Company and the Stockholders represent the requisite consent required to terminate the Stockholder Agreements to which a Stockholder is party.

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6. Further Assurances. From time to time, at Acquiror’s request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the Transactions and the transactions contemplated hereby. Each Stockholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against Acquiror, Acquiror’s Affiliates, the Sponsor, the Company or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby.

7. Disclosure. Such Stockholder hereby authorizes the Company and Acquiror to publish and disclose in any announcement or disclosure required by the SEC (or as otherwise required by any applicable Securities Laws or any other securities authorities) such Stockholder’s identity and ownership of the Covered Shares and the nature of such Stockholder’s obligations under this Agreement and, if deemed appropriate by Acquiror or the Company, a copy of this Agreement. Each Stockholder will promptly provide any information reasonably requested by Acquiror or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Merger Agreement (including filings with the SEC).

8. Changes in Capital Stock. In the event (i) of a stock split, stock dividend or distribution, or any change in Company Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, (ii) the Stockholder purchases or otherwise acquires beneficial ownership of any Company Stock or (iii) the Stockholder acquires the right to vote or share in the voting of any Company Stock, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by Acquiror, the Company and the applicable Stockholder.

10. Waiver. No failure or delay by any Party exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such Party.

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11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 11):

if to the Stockholder, to the address or email address set forth opposite such Stockholder’s name on Schedule 1, or in the absence of such address or email address being set forth on Schedule 1, the address (including email) set forth in the Company’s books and records, with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attn: Justin Hamill

Email: Justin.Hamill@lw.com

if to the Company, to it at:

Talkspace

2578 Broadway #607

New York, New York 10025

Attn Oren Frank

Email: oren@talkspace.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attn:   Justin Hamill

Email: Justin.Hamill@lw.com

if to Acquiror, to it at:

Hudson Executive Investment Corp.

570 Lexington Avenue, 35th Floor

New York, NY 10022

Attn:    Douglas G. Bergeron

            Douglas L. Braunstein

            Jonathan Dobres

Email: Doug.Bergeron@hudsonexecutive.com

            Douglas.Braunstein@hudsonexecutive.com

            Jonathan.Dobres@hudsonexecutive.com

with a copy (which shall not constitute notice) to:

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Milbank LLP

55 Hudson Yards

New York, NY 10001

Attn:    Scott Golenbock

            Iliana Ongun

Email: sgolenbock@milbank.com

            iongun@milbank.com

12. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of the Stockholder. All rights, ownership and economic benefits of and relating to the Covered Shares of the Stockholder shall remain vested in and belong to the Stockholder, and Acquiror shall have no authority to direct the Stockholder in the voting or disposition of any of the Stockholder’s Covered Shares, except as otherwise provided herein.

13. Entire Agreement; Time of Effectiveness. This Agreement and the Merger Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof. This Agreement shall not be effective or binding upon the Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, Acquiror, First Merger Sub and Second Merger Sub.

14. No Third-Party Beneficiaries. The Stockholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of Acquiror in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the Parties hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as Parties.

15. Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflicts of laws to the extent such principles or rules are not mandatorily applicable and would require or permit the application of the Laws of another jurisdiction other than the State of Delaware.

(b) In addition, each of the Parties (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware having subject matter jurisdiction, in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court,

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and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware having subject matter jurisdiction, and (iv) consents to service of process being made through the notice procedures set forth in Section 11.

(c) EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall (a) be assigned by any of the Stockholders in whole or in part (whether by operation of Law or otherwise) without the prior written consent of Acquiror and the Company or (b) be assigned by Acquiror or the Company in whole or in part (whether by operation of law or otherwise) without the prior written consent of (i) the Company or Acquiror, respectively, and (ii) the applicable Stockholder. Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

17. Enforcement. The rights and remedies of the Parties shall be cumulative with and not exclusive of any other remedy conferred hereby. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including each Stockholder’s obligations to vote its Covered Shares as provided in this Agreement, in the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any state or federal court located in the State of Delaware, without proof of actual damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.

18. Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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19. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each Party need not sign the same counterpart. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

20. Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

21. Capacity as a Stockholder or Proxy holder. Notwithstanding anything herein to the contrary, the Stockholder or proxy holder signs this Agreement solely in the Stockholder’s or proxy holder’s capacity as a stockholder or proxy holder of the Company, and not in any other capacity and this Agreement shall not limit, prevent or otherwise affect the actions of the Stockholder, proxy holder or any Affiliate or Representative of the Stockholder or proxyholder, or any of their respective Affiliates in his or her capacity, if applicable, as an officer or director of the Company (or any Subsidiary of the Company) or any other Person, including in the exercise of his or her fiduciary duties as a director or officer of the Company or any Subsidiary of the Company. No Stockholder shall be liable or responsible for any breach, default, or violation of any representation, warranty, covenant or agreement hereunder by any other Stockholder that is also a Party and each Stockholder shall solely be required to perform its obligations hereunder in its individual capacity.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

HUDSON EXECUTIVE INVESTMENT CORP.

By:	/s/ Jonathan Dobres
Name:	Jonathan Dobres
Title:	Chief Financial Officer

GROOP INTERNET PLATFORM, INC.

By:	/s/ Oren Frank
Name:	Oren Frank
Title:	Chief Executive Officer

[Signature Page to Company Holders Support Agreement]

COMPOUND II, LP

By:	/s/ David Hirsch
Name:	David Hirsch
Title:	Managing Partner

COMPOUND II-A, LP

By:	/s/ David Hirsch
Name:	David Hirsch
Title:	Managing Partner

[Signature Page to Company Holders Support Agreement]

SOFTBANK CAPITAL FUND ’10 L.P.
By: SB Capital ’10 LP, its General Partner
By: SB Capital Managers ’10 LLC, its General Partner

By:	/s/ Eric Hippeau
Name:	Eric Hippeau
Title:	Managing Member

SOFTBANK CAPITAL TECHNOLOGY NEW YORK FUND II L.P.

By: SB Capital Managers New York II LLC, its General Partner

By:	/s/ Jordan Levy
Name:	Jordan Levy
Title:	Manager

SOFTBANK CAPITAL TECHNOLOGY NEW YORK PARALLEL FUND II L.P.

By: SB Capital Managers New York II LLC, its General Partner

By:	/s/ Jordan Levy
Name:	Jordan Levy
Title:	Manager

[Signature Page to Company Holders Support Agreement]

FIRSTIME INVESTORS A LP

By:	/s/ Nir Tarlovsky
Name:	Nir Tarlovsky
Title:	CEO

FIRSTIME VENTURES (A) L.P.

By:	/s/ Nir Tarlovsky
Name:	Nir Tarlovsky
Title:	CEO

FIRSTIME VENTURES L.P.

By:	/s/ Nir Tarlovsky
Name:	Nir Tarlovsky
Title:	CEO

FIRSTIME INVESTORS A LP

By:	/s/ Jonathan Benartzi
Name:	Jonathan Benartzi
Title:	Managing Partner

FIRSTIME VENTURES (A) L.P.

By:	/s/ Jonathan Benartzi
Name:	Jonathan Benartzi
Title:	Managing Partner

[Signature Page to Company Holders Support Agreement]

FIRSTIME VENTURES L.P.

By:	/s/ Jonathan Benartzi
Name:	Jonathan Benartzi
Title:	Managing Partner

FIRSTIME INVESTORS A LP

By:	/s/ Karen Kopilov
Name:	Karen Kopilov
Title:	Partner & CFO

FIRSTIME VENTURES (A) L.P.

By:	/s/ Karen Kopilov
Name:	Karen Kopilov
Title:	Partner & CFO

FIRSTIME VENTURES L.P.

By:	/s/ Karen Kopilov
Name:	Karen Kopilov
Title:	Partner & CFO

[Signature Page to Company Holders Support Agreement]

QUMRA CAPITAL II, L.P.

By:	/s/ Erez Shachar
Name:	Erez Shachar
Title:	Managing Partner

[Signature Page to Company Holders Support Agreement]

SPARK CAPITAL FOUNDERS’ FUND IV L.P.

By:	/s/ Alex Finkelstein
Name:	Alex Finkelstein
Title:	Managing Member

SPARK CAPITAL IV L.P.

By:	/s/ Alex Finkelstein
Name:	Alex Finkelstein
Title:	Managing Member

[Signature Page to Company Holders Support Agreement]

/s/ Oren Frank
Name: Oren Frank

[Signature Page to Company Holders Support Agreement]

OREN FRANK 2018 TRUST

By:	/s/ Oren Frank
Name:	Oren Frank
Title:	CEO

[Signature Page to Company Holders Support Agreement]

/s/ Roni Frank
Name: Roni Frank

[Signature Page to Company Holders Support Agreement]

RONI FRANK 2018 TRUST

By:	/s/ Oren Frank
Name:	Roni Frank
Title:	Co-Founder & Head of Clinical Services

[Signature Page to Company Holders Support Agreement]

/s/ John Reilly
Name: John Reilly

[Signature Page to Company Holders Support Agreement]

REVOLUTION GROWTH II, LP

By: Revolution Growth GP III, LP, its general partner
By: Revolution Growth UGP III, LLC, its general partner

By:	/s/ Steven J. Murray
Name:	Steven J. Murray
Title:	Operating Manager

NORWEST VENTURE PARTNERS XIII, LP

By: Genesis VC Partners XIII, LLC, its General Partner
By: NVP Associates LLC, its Managing Member

By:	/s/ Jeff Crowe
Name:	Jeff Crowe
Title:	Jeff Crowe